EXHIBIT 10.10

                                 PROMISSORY NOTE

    $55,200.00                                           Tucson, Arizona
                                                       September 8, 2005

         FOR VALUE RECEIVED, Bronco Hazleton Co., an Indiana corporation, the undersigned (the "MAKER") hereby unconditionally promises to pay to the order of Helen Marshall, having an address of 8260 E. Raintree Dr., Ste 3, Scottsdale, Arizona 85260 ("Payee") the principal sum of $55,200.00 in lawful money of the United States of America. This note shall bear interest at the rate of 8% per annum and shall become due and payable upon the earlier of October 1, 2005 or the closing of the acquisition by Maker of the Hazleton Mine, located in Gibson County, Indiana scheduled on upon September 19, 2005. Maker agrees that this Promissory Note shall, unless earlier paid, be paid out of the funding of the acquisition by Maker of the Hazleton Mine, located in Gibson County, Indiana.

         Maker and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Promissory Note, jointly and severally waive presentment, protest, notice of protest and non-payment, demand and all legal diligence in enforcing collection and expressly agree that their liability under this Promissory Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by an release or change in any security for the payment of this Promissory Note, and hereby consent to any and all renewals, extensions, indulgences, releases and changes, regardless of the number of such renewals, extensions, indulgences, releases and changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Promissory Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         This Promissory Note is being executed and delivered, and is intended to be performed, in the State of Arizona. The substantive laws of the State of Arizona shall govern the validity, construction, enforcement and interpretation of this Promissory Note. In the event of a dispute involving this Promissory Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Arizona. In the event Maker fails to timely pay principal and interest hereunder or causes an Event of Default to occur, Payee shall be entitled to recover its legal costs and reasonable attorneys' fees incurred as a result thereof.

         IN WITNESS WHEREOF, the undersigned have executed this document as of the day and year first above written with the approval and authority of the board of directors of Maker.

MAKER:

BRONCO HAZLETON CO., AN INDIANA CORPORATION
2920 N. SWAN ROAD
SUITE 206
TUCSON, ARIZONA 85712

By: /s/ Dan Baker, President